                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

----------------------------------------------------------------------------
                       MAGELLAN HEALTH SERVICES, INC.
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                                          January 19, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Magellan Health Services, Inc. on February 21, 2001, at 10:00 a.m., local time. The Annual Meeting will be held at The Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21203. A Notice of Annual Meeting of Stockholders, a Proxy Statement containing information about matters to be acted on at the Annual Meeting, and a proxy card are enclosed.

    I encourage you to attend the Annual Meeting. REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. This will ensure that sufficient shares are represented and voted at the Annual Meeting. Returning your completed proxy card will not limit your right to vote in person if you attend the Annual Meeting.

    I look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          Henry T. Harbin, M.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         MAGELLAN HEALTH SERVICES, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 21, 2001
                             ---------------------

    The Annual Meeting of Stockholders of Magellan Health Services, Inc., a Delaware corporation (the "Company" or "Magellan"), will be held at The Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, on February 21, 2001, at 10:00 a.m., local time, to consider and act upon the following:

        1. A proposal to elect four directors to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

        2. A proposal to amend the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan;

        3. A proposal to amend the Magellan Health Services, Inc. 2000 Employee Stock Purchase Plan; and

        4. Such other matters as may properly come before the Annual Meeting.

    Stockholders of record at the close of business on January 12, 2001 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company at 6950 Columbia Gateway Drive, Columbia, Maryland 21046, during normal business hours for the ten-day period prior to the Annual Meeting and at the place of the Annual Meeting on the day of the meeting.

    Your attention is directed to the accompanying Proxy Statement.

                                          By Order of the Board of Directors,

                                          Mark S. Demilio
                                          SECRETARY

Columbia, Maryland
January 19, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

                         MAGELLAN HEALTH SERVICES, INC.
                          6950 COLUMBIA GATEWAY DRIVE
                            COLUMBIA, MARYLAND 21046

                             ---------------------

                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                               THE ANNUAL MEETING

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") from the holders of the Company's common stock, $.25 par value per share (the "Common Stock"), and the holders of the Company's Series A Preferred Stock, $1,000 par value per share (the "Series A Preferred Stock"), for use at the Annual Meeting to be held at 10:00 a.m., local time, on February 21, 2001, and any adjournment or postponement thereof. The Annual Meeting will be held at The Harbor Court Hotel, 550 Light Street, Baltimore, Maryland. This Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about
January 19, 2001. At the Annual Meeting, stockholders will be asked to consider and vote upon:

        1. A proposal to elect four directors to serve for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

        2. A proposal to amend the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 LTIC Plan");

        3. A proposal to amend the Magellan Health Services, Inc. 2000 Employee Stock Purchase Plan (the "2000 ESP Plan"); and

        4. Such other matters as may properly come before the Annual Meeting.

    The Board is not aware of any other matters that may properly come before the Annual Meeting. If any such other matters properly come before the Annual Meeting, it is the intention of the persons named as proxies on the proxy card sent with this Proxy Statement (the "Proxies") to vote in accordance with their best judgment on such matters.

    THE BOARD HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS DESCRIBED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS.

                                     VOTING

RECORD DATE AND QUORUM

    The Board has fixed the close of business on January 12, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, 32,652,406 shares of Common Stock were outstanding, with each share of Common Stock entitled to one vote on each matter presented for a vote at the Annual Meeting. On the record date, 59,063 shares of Series A Preferred Stock were outstanding, which are entitled to an aggregate of 6,300,053 votes on each matter presented for a vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock and Series A Preferred Stock outstanding on the record date constitutes a quorum for the transaction of business at the Annual Meeting.

    A stockholder who has returned a proxy may revoke it at any time before the Annual Meeting by executing a later-dated proxy, by voting by ballot at the Annual Meeting or by filing with the inspector of election an instrument of revocation.

VOTING PROCEDURES

    Stockholders should specify their choices on the enclosed proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR each of the proposals set forth above.

VOTE REQUIRED

    A plurality of the votes of the holders of all shares of Common Stock and Series A Preferred Stock that are present at the Annual Meeting and entitled to vote will be necessary to elect the director-nominees listed herein. A majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series A Preferred Stock that are present at the Annual Meeting and entitled to vote will be necessary to approve the amendment to the 2000 LTIC Plan and the amendment to the 2000 ESP Plan. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instructions from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present.

    With respect to the election of directors, the four nominees receiving the highest number of votes will be elected. Therefore, withholding authority to vote for a director nominee will have no effect. With respect to all other matters submitted to the stockholders for their consideration, abstentions will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas Broker Non-Votes will have no effect in determining whether the stockholders have approved any given proposal.

    There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

VOTING BY ESOP PARTICIPANTS

    Each participant in the Company's Employee Stock Ownership Plan (the "ESOP") is being sent a Proxy Statement and an ESOP proxy card to vote the Common Stock allocated to such participant's ESOP account (the "Allocated Shares"). The ESOP proxy card may be used by a participant to give directions to the ESOP Trustee as to how such participant's Allocated Shares should be voted. In order to give directions to the ESOP Trustee, a participant must complete, sign and date the ESOP proxy card and return it to the ESOP Trustee in a timely manner. To be considered timely, the ESOP Trustee must receive the ESOP proxy card prior to the Annual Meeting. As of the record date, 10,735 shares of Common Stock were held by the ESOP Trustee and eligible to be voted at the Annual Meeting.

    Under the terms of the ESOP, the ESOP Trustee is required to keep participant voting instructions confidential and may not divulge such instructions to any person, including officers and employees of the Company. Neither the ESOP Trustee nor the administrative committee of the ESOP (consisting of three officers of the Company) will make recommendations to participants about whether or how to vote.

                            SOLICITATION OF PROXIES

    The cost of soliciting proxies will be paid by the Company. Banks, brokers and other custodians, nominees and fiduciaries are requested to forward proxy materials to the beneficial owners of Common Stock and to secure their voting instructions, if necessary. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock. Certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by mail, telephone or personal contact. In addition, the firm of MacKenzie
Partners, Inc. has been retained by the Company to assist in the solicitation of proxies for a fee of approximately $5,000 plus expenses.

                             ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

    Under the Company's certificate of incorporation, the number of directors is currently fixed at twelve. The directors are divided into three classes of four directors each, with the nominees in a single class being elected each year to serve for a three-year term. At the Annual Meeting, the Board will nominate four individuals to serve as directors for a three-year term expiring at the 2004 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The Proxies may not vote for more than four nominees. If the nominees listed below are unable to serve (which is not anticipated), the Board will designate substitute nominees, in which case the Proxies will vote for the election of such substitute nominees.

    Of the current twelve directors, four will continue to serve for terms expiring in 2002 and four will continue to serve for terms expiring in 2003 (the "Continuing Directors"). The tables below set forth the name and certain other information about the nominees for election as directors and the Continuing Directors.

                       NOMINEES FOR ELECTION AS DIRECTORS

NAME, AGE, AND DATE            CURRENT       POSITION WITH THE COMPANY, PRINCIPAL OCCUPATIONS
FIRST BECAME A DIRECTOR     TERM EXPIRING     DURING PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
-----------------------     -------------    ------------------------------------------------
G. Fred DiBona, Jr........       2001       Director, President and Chief Executive Officer of
50                                          Independence Blue Cross (a health insurance
January 1996                                company) (since 1990). Also a director of
                                            Philadelphia Suburban Corporation, Tasty Baking
                                            Company, PECO Energy Company and Eclipsys
                                            Corporation.

Andre C. Dimitriadis......       2001       Chairman and Chief Executive Officer of LTC
59                                          Properties (a healthcare real estate investment
July 1992                                   trust) (since 1992). Also a director of LTC
                                            Properties, Inc. and LTC Healthcare, Inc.

A.D. Frazier, Jr..........       2001       Global Partner of Amvescap PLC (global investment
56                                          services) (since January 2001) President and Chief
May 1995                                    Executive Officer of Invesco Inc. (an institutional
                                            asset management company) (1996-2000); Senior
                                            Executive Vice President and Chief Operating
                                            Officer for the Atlanta Committee for the Olympic
                                            Games (1991-1996). Also a director of Amvescap PLC,
                                            Apache Corporation, R. J. Reynolds Tobacco
                                            Holdings, Inc. and RockTenn Corporation.

Robert W. Miller..........       2001       Chairman of the Board (since March 1998); Partner,
59                                          King & Spalding (law firm) (1985-1997). Also a
February 1998                               director of Paracelsus Healthcare Corporation.

    THE BOARD RECOMMENDS THE NOMINEES FOR ELECTION AS DIRECTORS AND URGES STOCKHOLDERS TO VOTE FOR MESSRS. DIBONA, DIMITRIADIS, FRAZIER AND MILLER. SHARES REPRESENTED AT THE ANNUAL MEETING BY PROPERLY SIGNED BUT UNMARKED PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES.

                              CONTINUING DIRECTORS

NAME, AGE, AND DATE            CURRENT       POSITION WITH THE COMPANY, PRINCIPAL OCCUPATIONS
FIRST BECAME A DIRECTOR     TERM EXPIRING     DURING PAST FIVE YEARS AND OTHER DIRECTORSHIPS
-----------------------     -------------    ------------------------------------------------
David Bonderman...........       2002       Managing Director/Founding Partner of Texas Pacific
58                                          Group (since 1992). Also a director of Bell &
December 1999                               Howell, Inc., Beringer Wine Estates, Continental
                                            Airlines, Inc., CoStar Group, Inc., Denbury
                                            Resources, Inc., Ducati Motor Holding S.p.A.,
                                            Oxford Health Plans, Inc., Paradyne Networks, Inc.,
                                            Ryanair Ltd., and Washington Mutual, Inc.

Daniel S. Messina.........       2002       Chief Operating Officer of the Company (since
45                                          August 2000); Chief Financial Officer of Aetna U.S.
December 1997                               Healthcare (1998-2000); Vice President, Business
                                            Strategy of Aetna U.S. Healthcare (1997); Deputy
                                            Chief Financial Officer, Aetna U.S. Healthcare
                                            (1996-1997); and Vice President, Financial
                                            Relations and Chief of Staff to the Vice Chairman
                                            for Strategy, Finance and Administration, Aetna,
                                            Inc. (1995-1996).

Darla D. Moore............       2002       Private Investor, Rainwater, Inc. (investments)
46                                          (since 1994).
February 1996

Jeffrey A. Sonnenfeld.....       2002       Chairman and President, The Chief Executive
46                                          Leadership Institute (education) (since January
September 1997                              1998); Professor of Organization and Management and
                                            Director of the Center for Leadership and Career
                                            Studies of the Goizueta Business School at Emory
                                            University (1989-1997). Also a director of U.S.
                                            Franchise Systems, Inc.

Jonathan J. Coslet........       2003       Investment Professional and Senior Partner of Texas
36                                          Pacific Group (since 1993). Also a director of
December 1999                               Oxford Health Plans, Inc.

Henry T. Harbin, M.D......       2003       President and Chief Executive Officer (since March
53                                          1998); Executive Vice President of the Company
March 1998                                  (1995-1998); President and Chief Executive Officer
                                            of Green Spring (1994-1998).

Gerald L. McManis.........       2003       Retired; President of McManis Associates, Inc. and
64                                          MMI Companies, Inc. (strategy development and
February 1994                               management consulting firm for healthcare and
                                            healthcare-related companies) (1965-2000).

James B. Williams.........       2003       Partner in CAF, Inc., the management affiliate of
44                                          Texas Pacific Group (since 1998). President --
December 1999                               Kaiser/Group Health; President, Kaiser Permanente
                                            International; and Senior Vice President --
                                            Operations and Strategic Development of Kaiser
                                            Permanente (health maintenance organization)
                                            (1994-1998).

AGREEMENTS TO NOMINATE OR APPOINT DIRECTORS

    Pursuant to certain agreements, the Company is obligated to nominate or appoint to the Board certain individuals designated by others as set forth below.

    Darla D. Moore was elected to the Board on February 22, 1996 pursuant to the Stock and Warrant Purchase Agreement entered into by the Company and Rainwater-Magellan Holdings, L.P. ("Rainwater-Magellan"), an affiliate of Rainwater, Inc. and Richard E. Rainwater. In connection with the Stock and Warrant Purchase Agreement, Rainwater-Magellan purchased 4,000,000 shares of Common Stock and a Warrant to acquire up to 2,000,000 additional shares of Common Stock. The Stock and Warrant Purchase Agreement provides that Rainwater-Magellan has the right to designate a nominee acceptable to the Company for election as director of the Company for so long as Rainwater-Magellan, Rainwater, Inc., Richard E. Rainwater, Darla D. Moore and their affiliates continue to own beneficially at least 600,000 shares of Common Stock.

    David Bonderman, Jonathan J. Coslet and James B. Williams were elected to the Board effective December 15, 1999 pursuant to an Amended and Restated Investment Agreement dated December 15, 1999 (the "Investment Agreement") entered into by the Company and TPG Magellan LLC, an affiliate of the investment firm Texas Pacific Group ("TPG"), in connection with TPG's acquisition of 59,063 shares, and an option to acquire 21,000 additional shares, of Series A Preferred Stock of the Company. The Investment Agreement provides that, as long as TPG and its affiliates beneficially own at least 50% of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock issued or issuable under the Investment Agreement, the Board shall cause three individuals designated by TPG (the "TPG Nominees") to be nominated as directors of the Company and the Company shall use its best efforts to cause the election of the TPG Nominees up for election at any annual meeting of stockholders. In addition, each committee of the Board is required generally to include among its members at least one TPG Nominee.

MEETINGS OF THE BOARD OF DIRECTORS

    The Board held six meetings during fiscal 2000. Each director attended more than 75% of the meetings of the Board and committees of the Board of which he or she was a member, except Mr. Bonderman, Mr. Frazier and Ms. Moore.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has standing Audit and Compensation Committees. There is no nominating committee of the Board.

    AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Frazier (Chairman), Coslet, Dimitriadis, and Miller. The Audit Committee held seven meetings during fiscal 2000. The Audit Committee's duties are described under the caption "Report of the Audit Committee."

    COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. McManis (Chairman), DiBona, Sonnenfeld and Williams. Mr. Messina served on the Compensation Committee until August 24, 2000, when he was named the Chief Operating Officer of the Company. At such time, he resigned from the Compensation Committee. The Compensation Committee held four meetings during fiscal 2000. The Compensation Committee's duties are described under the caption "Compensation Committee Report on Executive Compensation."

COMPENSATION OF DIRECTORS

    During fiscal 2000, each non-employee director received a monthly retainer of $2,000 and a fee of $1,000 for each Board meeting and each Board committee meeting attended. Mr. Miller received an additional monthly retainer of $5,000 for serving as Chairman of the Board. Dr. Harbin, an employee of the Company, received no additional compensation for serving as a director. In accordance with Aetna's policy, Mr. Messina did not accept any compensation or any option grants for serving as a director. Since becoming an employee, Mr. Messina received no additional compensation for serving as a director.

    The Company granted 25,000 options each to Messrs. Bonderman, Coslet and Williams upon their joining the Board on December 15, 1999 pursuant to the 1996 Directors' Stock Option Plan. The Company did not make any other stock option grants to directors during fiscal 2000.

                         REPORT OF THE AUDIT COMMITTEE

    The Company's Audit Committee is responsible for, among other things, reviewing with the Company's independent auditors the scope and results of their audit engagement. In connection with the fiscal 2000 audit, the Audit Committee has:

    - reviewed and discussed with management the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000,

    - discussed with Arthur Andersen LLP, the Company's independent auditors, the matters required by Statement of Accounting Standards No. 61, and

    - received from Arthur Andersen LLP the written disclosures and letter from Arthur Andersen LLP required by Independence Standards Board Standard
      No. 1 regarding their independence.

    Based on the review and the discussions described in the preceding bullet points, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

    The Audit Committee has adopted a charter, a copy of which is attached to the proxy statement as Appendix A. The members of the Audit Committee have been determined to be independent in accordance with the requirements of
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

                                          A. D. Frazier, Jr. (Chairman)
                                          Jonathan J. Coslet
                                          Andre C. Dimitriadis
                                          Robert W. Miller

    THE FOREGOING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OR REFERENCE TO THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth certain information as of December 15, 2000 (except as otherwise noted) with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                                                           AMOUNT AND NATURE OF
NAME AND ADDRESS                                           BENEFICIAL OWNERSHIP   PERCENT OF CLASS (1)
----------------                                           --------------------   --------------------
TPG Advisors II (2)......................................        8,540,053                 20.7%
201 Main Street
Suite 2420
Fort Worth, TX 76102

BLUM Capital Partners, L.P. (3)..........................        4,806,800                 12.3%
909 Montgomery Street
San Francisco, CA 94133

Richard E. Rainwater (4).................................        2,484,935                  6.4%
777 Main Street
Suite 2700
Ft. Worth, TX 76102

Dimensional Fund Advisors, Inc. (5)......................        2,197,300                  5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

------------------------

(1) The information regarding the beneficial ownership of Common Stock by such individual or entity is included herein in reliance on its report filed with the United States Securities and Exchange Commission (the "SEC"), except that the percentage of Common Stock beneficially owned is based upon the Company's calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such person or entity in such report and, with respect to entities and persons other than TPG Advisors II, 32,647,625 shares of Common Stock issued and outstanding as of December 15, 2000, plus 6,300,053 shares of Common Stock that TPG has a right to vote, on a converted basis from its shares of Series A Preferred Stock, as a single class with holders of Common Stock. With respect to TPG Advisors II, the percentage of Common Stock beneficially owned also is based upon 2,240,000 shares of Common Stock that TPG Magellan LLC has the right to acquire upon exercise of an option within 60 days after December 15, 2000.

(2) Includes 6,300,053 shares that TPG Magellan LLC has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock and 2,240,000 shares that TPG Magellan LLC has the right to acquire upon conversion of 21,000 shares of Series A Preferred Stock that TPG Magellan LLC has the right to acquire upon exercise of an option within 60 days after December 15, 2000. Information concerning beneficial ownership of securities is based upon an Amendment No. 3 to Schedule 13D filed by TPG Advisors II on February 22, 2000.

(3) Includes (i) 1,031,700 shares owed directly by limited partnerships for which BLUM Capital Partners, L.P. ("BLUM LP") serves as the general partner and BLUM LP's investment advisory client accounts; (ii) 3,616,800 shares owned directly by RCBA Strategic Partners, L.P. ("Strategic"), of which RCBA GP, L.L.C. ("RCBA GP") is general partner; and (iii) 158,300 shares owned by The Common Fund, an investment manager for educational institutions. As of September 30, 2000, BLUM LP and RCBA GP, had sole investment power and sole voting power as to 4,806,800 shares. Under the rules of the SEC, Richard C. Blum & Associates, Inc. ("RCBA, Inc."), the sole general partner of BLUM LP, and RCBA GP, the sole general partner of Strategic, are also deemed to be beneficial owners of the shares beneficially owned by BLUM LP and Strategic respectively. Richard C. Blum, chairman, director and a substantial shareholder of RCBA, Inc. also might be deemed a beneficial owner of shares owed by RCBA, Inc. Information concerning beneficial ownership of securities is based upon an Amendment No. 1 to Schedule 13D filed by BLUM LP on May 25, 2000.

(4) Includes (i) 2,417,554 shares owned directly by Richard E. Rainwater;
    (ii) 27,657 shares owned directly by Rainwater-Magellan Holdings, L.P. ("Rainwater-Magellan"); and (iii) 39,724 shares owned by Rainwater, Inc., of which Mr. Rainwater is the sole shareholder. Does not include 11,250 shares that Darla D. Moore, a director of the Company, and the spouse of Richard E. Rainwater and President of Rainwater, Inc., has the right to acquire upon the exercise of options. Under the rules of the SEC, Rainwater, Inc., the sole general partner of Rainwater-Magellan, is also deemed to be beneficial owner of the shares beneficially owned by Rainwater-Magellan. Information concerning beneficial ownership of securities by Mr. Rainwater, Rainwater-Magellan and Rainwater, Inc. is based upon an Amendment No. 2 to
    Schedule 13D filed by Rainwater-Magellan and dated April 17, 1998.

(5) Dimensional Fund Advisors, Inc. ("DFA") is an institutional investment manager. As of September 30, 2000, DFA had sole investment power and sole voting power as to 2,197,300 shares owned by its advisory clients. DFA asserts that none of its clients own more than 5% of Magellan's Common Stock. Information concerning beneficial ownership of securities is based upon a Schedule 13G filed by DFA on February 3, 2000 and a Schedule 13F filed by DFA on November 2, 2000.

                             EXECUTIVE COMPENSATION

    The following table sets forth, for the three fiscal years ended
September 30, 2000, the compensation paid by the Company to the Company's Chief Executive Officer, the Company's four next most highly compensated executive officers serving at the end of fiscal 2000, and one additional executive officer who was not serving as such at the end of fiscal 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                  ---------------------------------------------   ------------------------------
                                                                                   SECURITIES
                                                                                   UNDERLYING
                                   FISCAL                          OTHER ANNUAL     OPTIONS/        ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR      SALARY     BONUS     COMPENSATION    SARS(#)(1)    COMPENSATION(2)
---------------------------       --------   --------   --------   ------------   ------------   ---------------
Henry T. Harbin M.D. (3)........    2000     $783,654         --         --          90,000          $150,403
President and Chief Executive       1999      725,000   $470,813         --         150,000           162,039
Officer                             1998      600,000    350,000         --         275,000           122,922

John J. Wider, Jr. (4)..........    2000      413,342         --         --         113,400            51,768
President and Chief Operating       1999      380,000    204,795         --          50,000            52,601
Officer of Magellan Behavioral      1998      306,077     93,767         --          85,000            40,077
Health, Inc.

Daniel S. Messina (5)...........    2000       20,833         --         --         300,000            18,334
Executive Vice President and        1999           --         --         --              --                --
Chief Operating Officer             1998           --         --         --              --                --

Clarissa C. Marques, Ph.D.......    2000      320,000         --         --          96,800            40,462
Executive Vice President and        1999      287,500    155,664         --          85,000            42,598
Chief Clinical and Quality          1998      247,500    103,601         --          70,000            40,004
Management Officer

Clifford W. Donnelly (6)........    2000      350,000         --         --          62,200            50,317
Executive Vice President and        1999      175,000     74,400         --         125,000            31,945
Chief Financial Officer             1998           --         --         --              --                --

Mark S. Demilio (7).............    2000      245,000         --         --          75,000            30,220
Executive Vice President,           1999       76,667     30,000         --          40,000            13,310
Finance and Legal                   1998           --         --         --              --                --

------------------------

(1) Represents the number of stock options granted under the Company's stock option plans.

(2) For fiscal 2000, includes (i) contributions to the Company's 401(k) plans of $4,153, $8,296, $7,462, $10,717 and $2,720 for Dr. Harbin, Mr. Wider,
    Dr. Marques, Mr. Donnelly and Mr. Demilio, respectively, and
    (ii) contributions by the Company deposited in trust pursuant to the Company's Supplemental Accumulation Plan ("SAP") of $146,250, $43,472, $18,334, $33,000, $39,600 and $27,500 for Dr. Harbin, Mr. Wider,
    Mr. Messina, Dr. Marques, Mr. Donnelly and Mr. Demilio, respectively, for the calendar year 2000. For fiscal 1999, includes (i) contributions to the Company's 401(k) plans of $12,554, $11,400, $11,400 and $2,245 for
    Dr. Harbin, Mr. Wider, Dr. Marques and Mr. Donnelly, respectively,
    (ii) contributions by the Company deposited in trust pursuant to the Company's Executive Benefit Plan ("EBP") of $149,485, $41,201, $31,198 and $13,310 for Dr. Harbin, Mr. Wider, Dr. Marques and Mr. Demilio, respectively, for calendar year 1999, and (iii) a contribution by the Company deposited in trust as a beginning balance in the Company's SAP of $29,700 for Mr. Donnelly for calendar year 1999. For fiscal 1998, includes
    (i) contributions to the Green Spring Health Services, Inc. 401(k) Plan of $396, $3,255 and $3,604 for Dr. Harbin, Mr. Wider and Dr. Marques, respectively, (ii) contributions by the Company deposited in trust pursuant to the Company's EBP of $121,129, $36,822 and $36,400 for Dr. Harbin,
    Mr. Wider and Dr. Marques, respectively, for calendar year 1998, and
    (iii) premiums of $1,397 paid on behalf of Dr. Harbin for life and disability insurance for calendar year 1998.

(3) Dr. Harbin became President and Chief Executive Officer of the Company effective March 18, 1998.

(4) Mr. Wider resigned from the Company effective October 16, 2000.

(5) Mr. Messina was named Executive Vice President and Chief Operating Officer of the Company on August 24, 2000, with an effective date of September 18, 2000.

(6) Mr. Donnelly became an employee of the Company on March 31, 1999 and resigned from the Company effective September 30, 2000. Mr. Donnelly, pursuant to his severance agreement with the Company, forfeited all benefits under the SAP.

(7) Mr. Demilio became an employee of the Company on July 1, 1999 and became Executive Vice President, Finance and Legal, on December 1, 2000.

                          OPTION GRANTS IN FISCAL 2000

    The following table sets forth certain information with respect to grants of options to the Named Executive Officers during fiscal 2000 and the potential realizable value of such options on September 30, 2000.

                                                        INDIVIDUAL GRANTS
                                   ------------------------------------------------------------       POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                    NUMBER OF           PERCENTAGE OF                                     STOCK PRICE
                                   SECURITIES           TOTAL OPTIONS                                   APPRECIATION FOR
                                   UNDERLYING            GRANTED TO      EXERCISE                     OPTION TERM ($) (1)
                                     OPTIONS            EMPLOYEES IN     PRICE PER   EXPIRATION      ----------------------
NAME                               GRANTED (#)         FISCAL 2000 (%)   SHARE ($)      DATE            5%           10%
----                               -----------         ---------------   ---------   ----------      --------      --------
Henry T. Harbin, M.D.............     30,800(2)              1.2          4.8400      3/31/10         93,751       237,582
                                      19,200(3)              0.8          4.8400      3/31/10         58,442       148,103
                                      20,000(4)              0.8          2.3750      5/16/10         29,872        75,703
                                      20,000(4)              0.8          2.1250      5/31/10         26,728        67,734
Daniel S. Messina................    200,000(2)              7.9          2.6250      8/24/10        330,170       836,715
                                     100,000(4)              3.9          2.6250      8/24/10        165,085       418,357
John J. Wider, Jr................     35,000(2)(5)           1.4          4.8400      3/31/10(6)     106,535       269,980
                                       8,400(3)              0.3          4.8400      3/31/10(6)      25,568        64,795
                                      20,000(4)              0.8          2.2500      5/16/10(6)      28,300        71,718
                                      30,000(4)              1.2          2.2200      5/18/10(6)      41,884       106,143
                                      20,000(4)              0.8          2.2500      6/08/10(6)      28,300        71,718
Clarissa C. Marques, Ph.D........     40,000(2)              1.6          4.8400      3/31/10        121,754       308,549
                                       6,800(3)              0.3          4.8400      3/31/10         20,698        52,453
                                      30,000(4)              1.2          2.2200      5/18/10         41,884       106,143
                                      20,000(4)              0.8          2.1875      6/08/10         27,514        69,726
Clifford W. Donnelly.............      7,200(3)              0.3          4.8400      3/31/10(6)      21,916        55,539
                                      15,000(4)              0.6          2.2200      5/18/10(6)      20,942        53,072
                                      40,000(4)              1.6          2.3750      6/09/10(6)      59,745       151,406
Mark S. Demilio..................     20,000(2)              0.8          4.8400      3/31/10         60,877       154,274
                                       5,000(3)              0.2          4.8400      3/31/10         15,219        38,569
                                      30,000(4)              1.2          2.2200      5/18/10         41,884       106,143
                                      10,000(4)              0.4          2.0000      6/05/10         12,578        31,875
                                      10,000(4)              0.4          2.3750      6/09/10         14,936        37,851

--------------------------

(1) The Company is required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent the Company's estimate or projection of the future Common Stock price. If the Common Stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(2) Options become exercisable over three years at the rate of 33 1/3% of the total number of options per year.

(3) Fifty percent of such options became exercisable on September 30, 2000, and the remaining 50% become exercisable on September 30, 2001.

(4) Options become 100% exercisable one year from the date of grant.

(5) Under the severance agreement approved by the Board on October 9, 2000 between the Company and Mr. Wider, 23,333 of these options were cancelled. The remaining 11,667 options will vest on March 31, 2001.

(6) These are the original expiration dates under the terms of the grants. However, under the terms of the severance agreements with Messrs. Wider and Donnelly, these options will expire if not exercised by March 31, 2002.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                    AND OPTION VALUES AT SEPTEMBER 30, 2000

    None of the Named Executive Officers exercised options during fiscal 2000. The following table sets forth certain information with respect to the number and value of options held by the Named Executive Officers on September 30, 2000:

                                                          NUMBER OF               VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                    SEPTEMBER 30, 2000(#)       SEPTEMBER 30, 2000($)(1)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Henry T. Harbin M.D............................    312,934        227,066            0           62,500
Daniel S. Messina..............................         --        300,000           --          356,250
John J. Wider, Jr. (2).........................    105,369        170,031            0          110,275
Clarissa C. Marques, Ph.D......................     79,234        165,566            0           80,275
Clifford W. Donnelly (2).......................     45,267        141,933            0           81,388
Mark S. Demilio................................     15,834         99,166            0           80,275

------------------------

(1) The closing price for the Common Stock as reported on September 29, 2000 (the last trading day of the fiscal year) was $3.8125.

(2) A portion of these options were canceled under the severance agreements with Messrs. Wider and Donnelly. In total, 150,000 of Mr. Wider's and 75,000 of Mr. Donnelly's options were canceled.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee is responsible for establishing policies with respect to compensation paid by the Company to its executive officers. The Compensation Committee approves the design of all compensation plans applicable to executive officers including: (i) reviewing and recommending the terms of employment and similar agreements between the Company and any executive officer;
(ii) reviewing and approving the terms of annual incentive or bonus plans in which any executive officer of the Company participates, including, but not limited to, performance goals, thresholds for bonuses, maximum bonuses and operating and other income targets under such incentive or bonus plans;
(iii) approving base salaries of executive officers; (iv) approving incentive award payouts to executive officers; (v) reviewing and making recommendations concerning approval and adoption of and amendments to stock-based compensation plans, including stock option, restricted stock, phantom stock, stock appreciation right and stock purchase plans; (vi) approving the terms of all other compensation plans applicable to any executive; (vii) granting options and making awards under stock-based compensation plans, except to the extent the authority to make such awards has been delegated by the Compensation Committee to the Chief Executive Officer of the Company or Stock Option Subcommittee of the Board, or such awards as are required by law to be made by the Board of Directors; and (viii) monitoring the ongoing operations of all compensation plans in which an executive officer participates. The Compensation Committee consists of directors who are not employees of the Company. A subcommittee of the Compensation Committee, which is comprised solely of "outside directors" as such term is defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), administers the Company's stock option plans and other compensation arrangements that constitute "qualified performance-based compensation," as defined by Section 162(m) of the Code.

    POLICIES. Historically, the Compensation Committee adopted the following policies with respect to executive officer compensation.

        1. BASE SALARY. Executive officer base salaries should be at approximately the 75th percentile of the peer group as periodically surveyed, subject to increase to a higher percentile for individual executive officers based on performance.

        2. PERFORMANCE-BASED COMPENSATION. A significant portion of executive officer compensation should be performance-based.

    ANNUAL INCENTIVE PLAN. In fiscal year 2000, executive officers were eligible for participation in the Short-Term Incentive Plan ("STIP") which was designed to award officers (and other employees) for meeting or exceeding specific financial targets approved by the Compensation Committee for fiscal year 2000. The Target Bonus Award levels range from 50% to 60% of base salary with a maximum bonus of 75% to 100% of base salary. Incentive Awards are funded based on meeting or exceeding threshold goals and are awarded based on corporate and individual performance. Based on the financial results attained for fiscal year 2000, the STIP was not funded and therefore no bonuses were paid under this plan.

    LONG-TERM INCENTIVE COMPENSATION PLAN. During 1999, the Compensation Committee received advice from an outside compensation consultant with respect to the need for additional long-term incentive compensation for the Company's executive officers. In order to ensure that the Company's total compensation is competitive with industry practice, the consultant recommended that the Compensation Committee approve a proposal for an "omnibus type" long-term incentive compensation plan. The Compensation Committee, the Board of Directors and the Company's stockholders approved the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "2000 LTIC Plan"). The long-term incentive plans that are currently in force include the Company's 1994, 1996, 1997 and 1998 Stock Option Plans and the 2000 LTIC Plan. The 2000 LTIC Plan allows approval of several types of long-term incentives including stock options, stock appreciation rights, restricted stock, performance shares, performance units and other incentive awards. This type of plan allows the Compensation Committee flexibility in developing appropriate long-term incentive strategies to retain the Company's key executive officers. The Compensation Committee continues to have full control over the design and amount of grants awarded to executive officers under the 2000 LTIC Plan.

    EXECUTIVE BENEFITS PLAN. The Company adopted an Executive Benefits Plan (the "EBP") in 1993 that was in place until the plan was terminated on December 31, 1999. The EBP was funded through a performance-based component and a fixed component and was structured to provide an incentive for executive officers to remain with the Company.

    With the assistance of a compensation consultant, a new executive benefits plan was developed for executive officers. The new program, called the Magellan Health Services, Inc. Supplemental Accumulation Plan (the "SAP"), was approved by the Compensation Committee for plan year 2000. The SAP, a calendar year based plan, is funded through a fixed component that has been structured to provide an incentive for executive officers to remain with the Company. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. Annually, the Compensation Committee approves the fixed percentage contribution for the Executive Officers. For 2000, the Chief Executive Officer was eligible for a Company contribution of 19.5% of base salary and the other executive officers were eligible for a Company contribution of 11% of base salary. Both Company and voluntary contributions are paid to a trust and invested in one or more mutual funds selected by the respective executive officer.

    The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer on a date at least two years from the date of funding, if such officer is still employed at that time (or at the date of involuntary termination by the Company for plan balances that were transferred from the previous EBP only), or two years following the date of termination from the Company, provided that the executive officer has complied with covenants not to compete with the Company during that time period and the termination was not "for cause".

    CHIEF EXECUTIVE OFFICER COMPENSATION. In fiscal 2000, the compensation of Dr. Harbin, the Company's Chief Executive Officer, included base compensation of $775,000. No bonus was earned by Dr. Harbin with respect to fiscal year 2000. A contribution under the SAP of $146,250 was made for calendar year 2000. Dr. Harbin's base salary was increased from $750,000 to $800,000 effective April 1, 2000. This base salary increase of 6.7% was based on Dr. Harbin's overall leadership of the Company with the continued integration of behavioral health and progress in consolidation and divestiture of certain non-core interests. At the time of the salary increase, Dr. Harbin was also granted 50,000 stock options (30,800 vesting ratably over three years and 19,200 vesting over eighteen months). In addition, 40,000 stock options (purchase match options) were granted based upon the purchase of 20,000 shares by Dr. Harbin of the Company's stock in the open market during the May/June 2000 window period.

    NON-DEDUCTIBILITY OF CERTAIN COMPENSATION.  The compensation paid to
Dr. Harbin exceeded $1 million in fiscal 2000, and may exceed $1 million in fiscal 2001. Section 162(m) of the Code generally provides that, subject to certain exceptions, a publicly-held corporation such as the Company, may not deduct for federal income tax purposes compensation paid to any of its Named Executive Officers in excess of $1 million annually. The Compensation Committee has determined that the benefit to the Company of retaining Dr. Harbin's employment offsets the potential loss of a tax deduction.

                                          Gerald L. McManis (Chairman)
                                          G. Fred DiBona
                                          Jeffrey A. Sonnenfeld
                                          James B. Williams
                                          Members of the Compensation Committee

    THE FOREGOING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OR REFERENCE TO THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee, at the end of fiscal 2000 and as of the date hereof, consists of Messrs. McManis, DiBona, Sonnenfeld and Williams, each a non-employee director. Mr. DiBona is a director and the President and Chief Executive Officer of Independence Blue Cross, with which the Company has entered into certain contracts. See "Certain Relationships and Related Transactions." Mr. Williams is affiliated with Texas Pacific Group, which has engaged in certain transactions with the Company. See "Certain Relationships and Related Transactions." Neither Mr. McManis nor Mr. Sonnenfeld has engaged in related party transactions with the Company.

    Prior to becoming the Chief Operating Officer of the Company, effective September 18, 2000, Mr. Messina was the Chief Financial Officer of U.S. Aetna Healthcare, Inc. ("Aetna") and was also a member of the Compensation Committee. During fiscal 2000, Aetna engaged in certain transactions with the Company. See "Certain Relationships and Related Transactions."

    None of the Company's executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serves on the Company's Board or on the Compensation Committee.

EMPLOYMENT AGREEMENTS

    HENRY T. HARBIN, M.D.  The Company has an Employment Agreement with
Dr. Harbin for a three-year term beginning March 18, 1998. The agreement provides for a base salary of $700,000 and a signing bonus of $700,000, of which $350,000 was payable at signing with the remaining $350,000 paid on March 18, 1999. Dr Harbin's base salary was increased from $700,000 to $750,000, effective April 1, 1999, and to $800,000, effective April 1, 2000. Dr. Harbin is also entitled to receive annual bonuses between 50% and 100% of his base salary conditioned upon his and/or the Company's meeting certain goals or objectives to be established by the Board or the Compensation Committee. For fiscal year 2000, the annual bonus target was increased from 50% to 60% of base salary. The agreement also provides for severance payments to Dr. Harbin upon termination by the Company (including certain constructive termination events, such as a substantial change in Dr. Harbin's duties, but not including termination for cause), upon Dr. Harbin's resignation under certain circumstances, or after a change in control (as defined in the agreement). Such severance payments would consist of an amount equal to three times Dr. Harbin's base salary and the portion(s) of any bonus or incentive compensation accrued through the date of termination. In addition, if Dr. Harbin resigns or is terminated following a change of control, Dr. Harbin will receive a "gross-up" payment intended to compensate Dr. Harbin if certain excise taxes would be imposed in such case. Subject to certain exceptions, the Company will be unable to deduct for federal income tax purposes the compensation or severance payments to Dr. Harbin to the extent that such payments exceed an aggregate annual amount of $1 million.

    DANIEL S. MESSINA.  The Company has an Employment Agreement with
Mr. Messina documented in a letter dated September 6, 2000. The Agreement provides for a base salary of $500,000, a signing bonus of $200,000, of which $70,000 was payable after 30 days of employment, with the remaining $130,000 to be paid after six months of employment. The Agreement also provides for severance payments upon termination by the Company without cause. Under any such termination, Mr. Messina would receive two years of annual salary.

    JOHN J. WIDER, JR. The Company has a Severance Agreement with Mr. Wider that provides for continuation of his base salary of $400,000 through October 15, 2002. The Agreement also provides for forfeiture of 150,000 options as of October 31, 2000, and the continued right to vest in 125,400 options through October 31, 2001.

    CLARISSA C. MARQUES, PH.D.  The Company has an Employment Agreement with
Dr. Marques for an initial three-year term beginning January 1, 1999, with automatic renewals for additional one-year terms, unless either party gives notice of its intent not to renew the agreement. The Agreement provides for a base salary of $270,000 and for bonuses and benefits commensurate with Dr. Marques's position. Dr. Marques's current salary is $340,000. The Agreement also provides for severance payments upon termination by the Company without cause, termination by Dr. Marques for "good reason" (as defined in the agreement), or resignation by Dr. Marques after a change of control (as defined in the Agreement). Upon any such termination, Dr. Marques would receive base salary for the remaining term of the agreement or two years, whichever is greater, plus a portion of any bonus accrued through the date of termination. In the event the Company elects not to renew the agreement, Dr. Marques would receive severance payments for two years from the date of expiration of the agreement. The agreement supersedes all prior agreements between the company and Dr. Marques related to her employment.

    CLIFFORD W. DONNELLY.  The Company has a Severance Agreement dated
September 20, 2000 with Mr. Donnelly. The Agreement provides for a lump sum severance payment of $500,000. The Agreement also provides for the forfeiture of 75,000 options effective at termination, the continued right to vest in 112,200 options through September 30, 2001, and the forfeiture of all benefits under the SAP.

    MARK S. DEMILIO.  The Company has an oral Employment Agreement with
Mr. Demilio for a two-year term effective March 1, 2000, with automatic renewals for additional one-year terms, unless either party gives notice of its intent not to renew the Agreement. The Agreement provides for a base salary of $250,000 and for bonuses and benefits commensurate with Mr. Demilio's position. Effective December 1, 2000, the Agreement was amended to reflect the assumption of new responsibilities and his salary was increased to $320,000. The Agreement also provides for severance payments upon termination by the Company without cause, termination by Mr. Demilio for "good reason", or resignation by Mr. Demilio after a change of control. Upon any such termination, Mr. Demilio would receive base salary for two years. In the event the Company elects not to renew the agreement, Mr. Demilio would receive severance payments for two years from the date of expiration of the Agreement. The Agreement supersedes all prior agreements between the Company and Mr. Demilio related to his employment.

    EXECUTIVE BENEFITS PLAN. The terms of the Magellan Health Services, Inc. Supplemental Accumulation Plan ("SAP") provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change of control of the Company (as defined in the SAP document).

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return of the Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Healthcare Index ("S&P HI") since September 30, 1995. The graph assumes $100 was invested in each of the Common Stock, the S&P 500 and the S&P HI and that dividends received were reinvested on the date paid. The graph does not take into account trading commissions or taxes.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SEP-95  MAR-96  SEP-96  MAR-97  SEP-97  MAR-98  SEP-98  MAR-99  SEP-99  MAR-00  SEP-00
Magellan     100  109.76  101.22  120.12  154.88  May-04   52.74   20.43   35.67   23.48    18.6
S&P 500      100  110.45  117.61  129.55  162.09  188.52  174.02  220.11  219.49  256.43  245.81
S&P HI       100  124.92  116.07  130.79  138.51  169.09   96.43  130.37   92.41  109.26  151.53

                             SEPT.      MARCH      SEPT.      MARCH      SEPT.      MARCH      SEPT.      MARCH      SEPT.
                              1995       1996       1996       1997       1997       1998       1998       1999       1999
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
Magellan..................  $100.00    $109.76    $101.22    $120.12    $154.88    $126.83    $ 52.74    $ 20.43    $ 35.67
S&P 500...................   100.00    $110.45    $117.61    $129.55    $162.09    $188.52    $174.02    $220.11    $219.49
S&P HI....................   100.00    $124.92    $116.07    $130.79    $138.51    $169.09    $ 96.43    $130.37    $ 92.41

                             MARCH      SEPT.
                              2000       2000
                            --------   --------
Magellan..................  $ 23.48    $ 18.60
S&P 500...................  $256.43    $245.81
S&P HI....................  $109.26    $151.53

    THE FOREGOING GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OR REFERENCE TO THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Common Stock by (i) directors, (ii) Named Executive Officers and
(iii) directors and executive officers as a group, as of December 15, 2000. Information with respect to certain significant stockholders of the Company is set forth in "Principal Holders of Common Stock."

                                                                NUMBER        OPTIONS
                                                              OF SHARES     EXERCISABLE   PERCENT OF
                                                             BENEFICIALLY     WITHIN      OUTSTANDING
NAME                                                          OWNED (1)     60 DAYS (2)   SHARES (3)
----                                                         ------------   -----------   -----------
Henry T. Harbin M.D........................................      32,000        352,934       *
Daniel S. Messina..........................................          --             --
John J. Wider, Jr..........................................      33,400         24,867       *
Clarissa C. Marques, Ph.D..................................      12,168         95,734       *
Clifford W. Donnelly (4)...................................      30,000         28,600       *
Mark S. Demilio............................................      10,000         15,834       *
David Bonderman (5)........................................   6,300,053      2,246,250       20.7%
Jonathan J. Coslet (5).....................................          --          6,250       *
G. Fred DiBona, Jr. (6)....................................     949,456         15,000        2.5%
Andre C. Dimitriadis.......................................       2,500         30,000       *
A.D. Frazier, Jr...........................................       2,500         30,000       *
Gerald L. McManis..........................................      42,000         30,000       *
Robert W. Miller...........................................       2,000         18,750       *
Darla D. Moore (7).........................................   2,484,935         15,000        6.4%
Jeffrey A. Sonnenfeld Ph.D.................................          --         11,250       *
James B. Williams (5)......................................          --          6,250       *
All directors and executive officers as a group (17
  persons) (8).............................................   9,917,012      2,973,722       30.7%

------------------------

*   Less than 1% of total outstanding.

(1) Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by directors and executive officers.

(2) Represents shares that can be acquired through stock option exercises on or prior to February 14, 2001.

(3) Based on an aggregate of 32,647,625 shares of Common Stock issued and outstanding as of December 15, 2000 plus 6,300,053 shares of Common Stock which TPG Magellan LLC has the right to vote, on an "as converted" basis, as a single class with the holders of the Common Stock. Assumes that all options exercisable within 60 days after December 15, 2000 owned by the person are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other persons are exercised.

(4) Includes 30,000 shares held by CNC Partners, a partnership of which Mr. Donnelly is the general partner.

(5) Includes for Mr. Bonderman and excludes for Messrs. Coslet and Williams as "shares beneficially owned" the 6,300,053 shares of Common Stock that TPG Magellan LLC has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock; and as "options exercisable within 60 days" the 2,240,000 shares of Common Stock that TPG Magellan LLC has the right to acquire upon conversion of 21,000 shares of Series A Preferred Stock that TPG Magellan LLC has the right to acquire within 60 days after December 15, 2000 upon exercise of an option.

    Messrs. Bonderman, Coslet and Williams are affiliates of TPG Magellan LLC and disclaim beneficial ownership of all such shares.

(6) Includes 949,456 shares that Independence Blue Cross ("IBC") and its affiliates own. Mr. DiBona is a director and the President and Chief Executive Officer of IBC and disclaims beneficial ownership of all securities attributed to him because of his positions with IBC.

(7) Includes 2,417,554 shares owned by Richard E. Rainwater, 27,657 shares owned by Rainwater-Magellan and 39,724 shares owned by Rainwater, Inc. Ms. Moore is the spouse of Richard E. Rainwater and the sole stockholder and sole director of Rainwater, Inc., which is the sole general partner of Rainwater-Magellan.

(8) Includes as "shares beneficially owned" 6,300,053 shares of Common Stock that TPG Magellan LLC has the right to acquire upon conversion of 59,063 shares of Series A Preferred Stock; 2,484,935 shares owned in the aggregate by Richard E. Rainwater, Rainwater-Magellan and Rainwater, Inc.; and 949,456 shares owned by IBC and its affiliates. Includes as "options exercisable within 60 days" 2,240,000 shares that TPG Magellan LLC has the right to acquire upon conversion of 21,000 shares of Series A Preferred Stock that TPG Magellan LLC has the right to acquire within 60 days after December 15, 2000 upon exercise of an option.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    G. Fred DiBona, Jr., who became a director of the Company on January 22, 1996, is a director and the President and Chief Executive Officer of IBC. IBC and its affiliated entities have entered into contracts with the Company for provider network, care management and medical review services. The Company recorded revenue of approximately $58.8 million from IBC during fiscal 2000.

    Darla D. Moore, who became a director on February 22, 1996, is the spouse of Richard E. Rainwater. Mr. Rainwater is the beneficial owner of 2,484,935 shares of Common Stock. Mr. Rainwater and certain of his affiliates have a significant interest in the Company. On January 25, 1996, Rainwater-Magellan acquired a total of 4,000,000 shares of Common Stock and warrants for an additional 2,000,000 shares of Common Stock from the Company pursuant to a Stock and Warrant Purchase Agreement and certain related agreements (the "Rainwater-Magellan Private Placement Agreements"). The warrants expired on January 25, 2000. The Rainwater-Magellan Private Placement Agreements provide for certain preemptive rights of Rainwater-Magellan to acquire additional securities issued by the Company for cash in a private placement transaction, and standstill covenants restricting the purchase of additional shares of Common Stock by Rainwater-Magellan and its affiliates in certain circumstances. During fiscal 2000, the Company paid an aggregate of $75,000 for the annual monitoring fee and fees and expenses incurred in connection with Rainwater-Magellan's ownership of the Common Stock and the Rainwater-Magellan Warrant. Excluded from these amounts are directors' fees and expense reimbursement paid to Ms. Moore in her capacity as a director of the Company.

    David Bonderman, Jonathan J. Coslet and James B. Williams, who became directors on December 15, 1999, are affiliated with Texas Pacific Group ("TPG"). On December 15, 1999, TPG purchased from the Company 59,063 shares of Series A Preferred Stock for $59,063,000 in cash. The Company paid TPG a placement fee of $1,625,000 in connection with such issuance of Series A Preferred Stock. On February 29, 2000, Magellan Specialty Health, Inc., a subsidiary of the Company, purchased the outstanding stock of Vivra Inc. ("Vivra"). The initial purchase price of Vivra was $10.25 million, and additional consideration of $10.0 million may be payable based upon future results. Approximately 30% of the voting interest in Vivra was owned by TPG at the time of the Company's acquisition. Messrs. Bonderman, Coslet and Williams did not participate in the Board's approval of the Vivra acquisition.

    Daniel S. Messina, who became the Chief Operating Officer of the Company effective September 18, 2000 and has been a director of the Company since December 11, 1997, was the Chief

Financial Officer of Aetna prior to joining the Company. On December 4, 1997, the Company consummated the purchase of Human Affairs International, Incorporated ("HAI"), formerly a unit of Aetna, for approximately
$122.1 million, plus additional contingent payments to Aetna of up to $60 million annually over the five-year period subsequent to closing. The Company has made additional purchase price payments totaling $120 million through September 30, 2000, $60 million of which was paid in fiscal 2000. The consideration paid for HAI was determined through arm's length negotiations that considered, among other factors, the historical and projected income of HAI. The consideration paid by the Company was determined by the Board with the advice of management and the Company's investment bankers. Aetna and its affiliated entities contract with the Company for various behavioral and specialty managed care services. The Company recorded revenue of approximately $284.1 million from Aetna and its affiliated entities during fiscal 2000. As of September 30, 2000, Aetna and its affiliated entities owed the Company approximately $5.6 million.

                    PROPOSED AMENDMENT TO THE 2000 LTIC PLAN
                               (ITEM 2 OF NOTICE)

    A proposal will be presented at the Annual Meeting to approve an amendment to the Magellan Heath Services, Inc. 2000 Long-Term Incentive Compensation Plan to (i) expand eligibility under the 2000 LTIC Plan to include non-employee directors and consultants of the Company as participants, and (ii) to limit the total number of shares issuable on the exercise of awards that may be granted to the non-employee directors to 120,000. The amendment was adopted by the Board of Directors on December 7, 2000, subject to approval by the Company's stockholders.

SUMMARY OF THE 2000 LTIC PLAN

    The following is a summary description of the 2000 LTIC Plan.

    The 2000 LTIC Plan covers 1,000,000 shares of Common Stock (no more than 50,000 of which may be granted in the form of Restricted Stock). The purpose of the 2000 LTIC Plan is to promote the long-term viability and financial success of the Company and its subsidiaries by assisting in the recruiting and retention of key employees. The 2000 LTIC Plan is designed to enable key employees to acquire or increase a proprietary interest in the Company.

    ADMINISTRATION. The 2000 LTIC Plan is administered by the Compensation Committee of the Board or any other Committee of the Board appointed to administer the 2000 LTIC Plan (the "Committee"), provided that the composition of such Committee shall at all times meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and Internal Revenue Code Section 162(m), each as amended. The Committee has authority to grant awards upon such terms (consistent with the provisions of the 2000 LTIC Plan) as the Committee may consider appropriate. In addition, the Committee has complete authority (i) to interpret all provisions of the 2000 LTIC Plan; (ii) to prescribe the form of Agreements; (iii) to adopt, amend, and rescind rules and regulations pertaining to the administration of the 2000 LTIC Plan; and (iv) to make all other determinations necessary or advisable for the administration of the 2000 LTIC Plan. Any decision made, or action taken, by the Committee in connection with the administration of the 2000 LTIC Plan shall be final, conclusive, and binding on all participants and all persons claiming under or through any participant.

    ELIGIBILITY. In addition to the non-employee directors and consultants that will be added pursuant to the amendment described above, key employees of the Company or of any affiliate are eligible to receive awards under the 2000 LTIC Plan. An individual may receive more than one award. The Committee will, in its discretion, select the eligible key employees and will base its selection on the employees' job responsibilities and present and potential contributions to the success of the Company and its affiliates.

    AWARDS. Awards granted under the 2000 LTIC Plan may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs"), shares of restricted stock, performance shares, performance units, dividend units, and incentive awards.

    STOCK OPTIONS. One or more option grants may be made to any eligible employee. Options will be embodied in an option agreement in a form approved by the Committee. The option agreement may provide for "incentive stock options" that are intended to satisfy the requirements of Section 422A of the Internal Revenue Code ("Code"), or such other options ("nonqualified stock options") that entitle the holder to purchase from the Company a stated number of shares of common stock at the price set forth in the option agreement. The exercise price per share of an option will be an amount equal to the closing price of a share of Common Stock on the date of grant, provided, however, that the Committee is authorized to grant options having an exercise price below the closing price of a share of Common Stock on the date of grant.

    Except as otherwise provided in a participant's option agreement, no stock option granted under the 2000 LTIC Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All options shall be exercisable during a participant's lifetime only by such participant except, in the case of non-qualified stock options only, as otherwise provided in a participant's option agreement.

    An option may be exercised in whole at any time or in part, from time to time, at such times and in compliance with such requirements as set forth in the option agreement. No option is exercisable more than ten years from the date the option was granted.

    Each option agreement will set forth the extent to which the participant will have the right to exercise the options following termination of the participant's employment with the Company or its affiliates.

    Payment of the exercise price shall be made in cash or cash equivalent acceptable to the Committee. If the participant's option agreement so provides, payment of the exercise price may be made in shares of Common Stock or through other arrangements specified in the option agreement.

    SUMMARY OF FEDERAL TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF
OPTIONS. The following discussion of the federal tax consequences of the issuance and exercise of options under the 2000 LTIC Plan is based on the Code provisions in effect on the date of this Proxy Statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of individual holders of options.

    An option holder will not recognize income upon the grant of a non-qualified option under the 2000 LTIC Plan, or at any other time prior to the exercise of the option. Upon exercise of a nonqualified option, the option holder will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the option price of the Common Stock. This income is subject to withholding and other employment taxes, if applicable. The Company then will be entitled to a deduction in a like amount for compensation taxable to the option holder. The ordinary income recognized upon exercise of the option will constitute personal service income for purposes of Federal income taxes.

    A subsequent taxable disposition of shares of Common Stock acquired upon exercise of a non-qualified option and held as a capital asset will result in a capital gain or loss measured by the difference between the fair market value of the Common Stock on the date the option was exercised and the amount realized on later disposition. The gain or loss will be long-term if the shares of Common Stock are held for more than one year.

    An option holder will not recognize income upon the grant or exercise of an incentive stock option under the 2000 LTIC Plan if at all times during the period beginning on the date the option was granted and ending on the day three months before the date of such exercise, the option holder was an employee of the Company. The difference between the fair market value of the Common Stock on the date of exercise and the option price, however, is an item of tax preference for purposes of the alternative minimum tax.

    If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock more than two years after the grant of the option and one year after the transfer of such Common Stock to the option holder, the option holder generally will recognize long-term capital gain or loss measured by the difference between the option price and the selling price.

    If an option holder who has acquired shares of Common Stock by the exercise of an incentive stock option makes a taxable disposition of such Common Stock within two years from the date of the granting of the option or within one year after the transfer of such Common Stock to the option holder, a disqualifying disposition occurs. In that event the option holder recognizes ordinary income equal to the lesser of (i) the actual gain or (ii) the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If a loss is sustained on such a disposition, the loss will generally be treated as a capital loss. If the amount received on the disqualifying disposition exceeds the fair market value of the Common Stock on the date of exercise, the excess will generally be either long- or short-term capital gain.

    RESTRICTED STOCK. An award of restricted stock may be granted for no consideration other than services. The Committee may, in its discretion, designate individuals to whom any awards of restricted stock are to be made. Each grant of restricted stock will be evidenced by an agreement that will specify the period(s) of restriction, the number of shares of restricted stock granted, and such other provisions as the Committee may determine.

    While the shares are restricted stock, a participant will have all rights of a shareholder with respect to such shares, including the right to receive dividends and to vote the shares; provided, however, that (i) a participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of restricted stock and (ii) the Company will retain custody of the certificates evidencing shares of restricted stock.

    In the event of a participant's death or disability, restrictions on restricted stock will lapse on a pro-rata basis as designated by the Committee. In the event of a participant's retirement, the Committee may terminate any remaining restrictions on restricted stock. Unless otherwise provided by the Committee in a participant's restricted stock agreement, in the event that a participant granted an award of restricted stock ceases to be an employee of the Company or its affiliates for any reason, other than death, disability, or retirement prior to the lapse of all restrictions applicable to such restricted stock, the shares of restricted stock awarded to the participant shall be forfeited to the Company.

    STOCK APPRECIATION RIGHTS ("SARS"). SARs may be granted under the 2000 LTIC Plan in connection with an option, or may be separately awarded. Each grant of SARs will be evidenced by an SAR Agreement that will specify the terms and conditions applicable to such award.

    SARs granted in connection with an option will be exercisable to the extent the option is exercisable. SARs not granted in connection with an option will be exercisable pursuant to such terms and conditions established by the Committee and designated in the SAR Agreement.

    Upon the exercise of SARs, the participant is generally entitled to payment (in cash or shares of Common Stock or a combination thereof as set forth in the SAR Agreement at the time of grant) for each SAR equal to the product of the excess of the closing price of a share of Common Stock on the New York Stock Exchange on the date of exercise over the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant of the SARs, multiplied by the number of shares called for by the SAR (or portion thereof) which are so exercised.

    SARs granted under the 2000 LTIC Plan are not transferable by the participant except by will or the laws of descent and distribution and are exercisable during the participant's lifetime only by the participant or, in the event of the participant's mental or physical incapacity, by his or her legal representative.

    SARs granted in connection with an option shall lapse in accordance with the same terms and conditions as specified in the underlying option. SARs not granted in connection with an option shall lapse in accordance with the terms and conditions specified by the Committee in the SAR.

    Each SAR Agreement will set forth the extent to which the participant will have the right to exercise the Stock Appreciation Right following termination of the participant's employment with the Company and/or its affiliates. No participant will, solely as a result of having been granted SARs, have any rights as a shareholder of the Company.

    PERFORMANCE SHARES/PERFORMANCE UNITS. Awards may be granted under the 2000 LTIC Plan in the form of bookkeeping entries called performance shares or performance units, subject to such terms and conditions not inconsistent with the 2000 LTIC Plan as the Committee will impose. Each Performance Unit will have an initial value that is established by the Committee at the time of grant. Each Performance Share will have an initial value equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date of grant. The Performance Share or Performance Unit Agreement will specify the terms and conditions of the award, including the performance-related objectives applicable to the award and the extent to which satisfaction of such specified objectives will determine the number and/or value of performance units or performance shares that will be paid out to the participant.

    The measuring period to establish the performance objectives set forth in a Performance Share or Performance Unit Agreement will be at least three years. Upon the completion of the applicable performance period, the Committee will determine the number of shares of Common Stock or cash equal to the value of the award, which will be paid to the participant in connection with the award for no consideration other than for services.

    Each Performance Share or Performance Unit Agreement will set forth the extent to which the participant will have the right to receive a payout with respect to any outstanding performance shares or performance units following termination of the participant's employment with the Company and/or its affiliates. No participant will, solely as a result of having been awarded performance shares or performance units, have any rights as a shareholder of the Company.

    DIVIDEND UNITS. The Committee may grant dividend units equal to a specified number of shares of Common Stock on which participants will receive cash payments equal to the dividends paid on the underlying number of shares when, as, and if paid. Each grant of dividend units will be evidenced by an Agreement that will specify the terms and conditions applicable to such award, including the treatment of such award upon the participant's termination of employment. An award of dividend units will entitle the participant to payment of an amount of cash equal to such cash dividends only and not to any right to the actual dividends on the underlying shares or to the underlying shares themselves. The award of dividend units may be combined with other awards. The Company does not currently pay any cash dividends nor does it expect to do so in the near future.

    INCENTIVE AWARDS. The Committee may designate participants to receive incentive awards, which would be made from an incentive pool established for each plan year by the Committee. The Committee will allocate an incentive pool percentage to each applicable participant for each Plan Year within 90 days of the commencement of the plan year. In no event may the incentive pool percentage for any one participant exceed 50% of the total incentive pool and in no event may the sum of all participants' applicable incentive pool percentages equal more than 100% of the incentive pool. Each incentive award will be evidenced by an agreement that will specify the terms and conditions applicable to such award.

    The incentive pool will be a cash amount designated by the Committee each plan year as practicable following the close of such plan year. A participant's incentive award will be determined based on the participant's allocated portion of the incentive pool, as reduced in the sole discretion of the Committee using any factors it determines applicable.

    Unless a participant makes a deferral election under the 2000 LTIC Plan, each participant's final awards will be paid in a lump sum cash payment as soon as possible following the release of Company's audited financial statements for the plan year.

    Unless determined otherwise by the Committee, in the event the employment of a participant is terminated by reason of death, disability, or retirement during a plan year, the participant's payout of the incentive award will be prorated, as specified by the Committee in its discretion. In the event that a participant's employment terminates for any other reason, all incentive awards will be forfeited to the Company unless determined otherwise by the Committee.

    Except as otherwise provided by the Committee, incentive awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the participant only by the participant's legal representative.

    SUMMARY OF FEDERAL TAX CONSEQUENCES OF THE AWARDS OTHER THAN OPTIONS. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock at such time as the restricted stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock on such date (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

    A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment in respect of performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any stock received.

    The grant of SARs ordinarily will not result in taxable income to the participant or a federal income tax deduction to the Company. Upon exercise of a SAR, the SAR holder will recognize ordinary income and the Company normally will have a corresponding deduction in an amount equal to the cash or fair market value of the stock received by the SAR holder. If a SAR holder allows a SAR to expire, other than as a result of exercise of a related option, the Internal Revenue Service may contend that the SAR holder has ordinary income in the year of expiration equal to the amount of cash or the fair market value of the stock that the SAR holder would have received if he or she had exercised the SAR immediately before it expired.

    A participant generally will not recognize income upon the grant of dividend units. Upon payment of cash with respect to such dividend units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received. Upon receipt of any cash incentive award payments, a participant will recognize as ordinary income an amount equal to the cash incentive award payment the participant receives.

    In limited circumstances where the sale of stock received under the 2000 LTIC Plan could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the federal income tax consequences to the officer or director may differ from the federal income tax consequences described above. In these circumstances, absent a Section 83(b) election (as described above), the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under
Section 16(b) of the Exchange Act, but not longer than six months.

    To the extent that a participant recognizes ordinary income on the payment of an award, the Company should be entitled to a corresponding deduction, PROVIDED that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under
Section 162(m). An employee who recognizes ordinary income ordinarily will be subject to both wage withholding and other employment taxes.

    OTHER TERMS. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general performance measures described below, the attainment of which may determine the degree of payout and/or vesting with respect to awards to a participant who, as of the date of vesting and/or payout of an award, is one of the group of "covered employees" as defined in the regulations under Section 162(m) of the Code ("Covered Employees") which are designed to qualify for the performance based exception from the tax deductibility limits of Section 162(m) of the Code ("Performance Based Exception"), the Committee will establish performance measures from time to time in connection with performance based awards. The performance measure(s) to be used for purposes of such awards will be chosen from among (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity, or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity;
(e) earnings before interest, taxes, depreciation, amortization (EBITDA);
(f) gross revenues; and (g) share price (including but not limited to growth measures and shareholder return).

    Company performance will be based at the Committee's discretion on overall company performance or performance of a specified segment of the Company's operations. This measure may be expressed as a concrete goal, in terms of an increase or decrease, or in comparison to the Company's competitors, the industry or some other comparator group. The Committee will have the discretion to adjust its determination of the degree of attainment of the pre-established performance goals, provided however that awards which are designed to qualify for the Performance Based Exception and which are held by a Covered Employee may not be adjusted upward. In the event that the applicable tax and/or securities laws change to permit Committee or Board discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee in its sole discretion may make those changes without obtaining shareholder approval. In addition, if the Committee determines that it is advisable to grant awards which do not qualify for the Performance Based Exception, the Committee may make such grants without satisfying the requirements of such exception.

    DEFERRALS. The Committee may permit or require a participant to defer receipt of the cash payment or shares that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the lapse or waiver of restrictions with respect to restricted stock, the satisfaction of any requirements or goals with respect to performance shares or incentive awards or the receipt of dividend payments on dividend units. If such deferral is required or permitted, the Committee will establish the rules and procedures for such deferral.

    DEDUCTIBILITY. At all times when Section 162(m) of the Code is applicable, all awards granted under the 2000 LTIC Plan shall comply with the requirements of Section 162(m) of the Code, unless the Committee determines that such compliance is not desirable with respect to any such award, in which case compliance with Section 162(m) of the Code is not required.

    ACCELERATION OF AWARDS. An award may initially provide or the Committee may at any time amend it to provide, for accelerated exercisability, termination of restrictions, or waiver or modification of performance objectives, subject to such terms and conditions and upon the occurrence if such events as the Committee in its sole discretion determines.

    ACCELERATION AND VESTING UPON CHANGE OF CONTROL. Subject to the certain limitations, all stock options and SARs will automatically become fully exercisable, all restrictions applicable to restricted stock will automatically terminate, and all performance objectives in performance share awards and incentive awards will be waived upon certain extraordinary events described in the 2000 LTIC Plan, including, briefly, certain acquisitions by specified persons of beneficial ownership of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, certain changes in the composition of the Board, consummation of certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of the Company, and approval by the shareholders of the Company of a complete liquidation or dissolution of the Company. Upon the occurrence of one of these triggering events, all outstanding awards shall automatically vest and be surrendered and the participants shall receive in full satisfaction for such award, a distribution in the form of shares of Common Stock. However, if the Committee determines that any payment to a participant would be nondeductible by the Company under Section 280G of the Code, any amount payable to a participant pursuant to the 2000 LTIC Plan shall be reduced automatically to an amount that maximizes the payments under the 2000 LTIC Plan without causing any payments to be nondeductible by the Company because of Section 280G of the Code.

    TERMINATION DATE. Unless sooner terminated by the Board, the 2000 LTIC Plan will terminate on September 30, 2009; provided, that any award outstanding at the time of such termination will continue in full force and effect and will continue to be governed by the 2000 LTIC Plan and its applicable agreement until the award expires or is discharged by its terms.

    AMENDMENT. The Board may amend the Plan from time to time and no amendment may become effective until shareholder approval has been obtained if such approval is required by any federal or state law or the rules of the stock exchange on which the Common Stock is listed or the Board determines that obtaining shareholder approval is advisable. No amendment shall, without a participant's consent, adversely affect the rights of such participant under any award outstanding at the time the amendment is made.

VOTE REQUIRED

    Approval of the amendment to the 2000 LTIC Plan by stockholders requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock represented and entitled to vote at the Annual Meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the amendment to the 2000 LTIC Plan, while Broker Non-Votes will be disregarded and will have no effect on the outcome of the vote.

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 2000 LTIC PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2000 LTIC PLAN. SHARES OF STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED FOR THE AMENDMENT TO THE 2000 LTIC PLAN.

                    PROPOSED AMENDMENT TO THE 2000 ESP PLAN
                               (ITEM 3 OF NOTICE)

    A proposal will be presented at the Annual Meeting to approve an amendment to the Magellan Health Services, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance under the 2000 ESP Plan from 1,000,000 to 1,500,000. The amendment was adopted by the Board of Directors on January 10, 2001, subject to approval by the Company's stockholders.

SUMMARY OF THE 2000 ESP PLAN

    The following is a summary description of the 2000 ESP Plan.

    The purpose of the 2000 ESP Plan is to provide eligible employees of the Company and its subsidiaries with an opportunity to be compensated through benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock. It is the intention of the Company that the 2000 ESP Plan qualify as an "employee stock purchase plan" under Section 423 of the Code.

    The 2000 ESP Plan is administered by a committee (the "Employee Stock Plan Committee") consisting of not fewer than three members appointed by the Chief Executive Officer of the Company. Each member of the Employee Stock Plan Committee will be either a director, an officer, an employee of the Company or of a subsidiary thereof. The Employee Stock Plan Committee is vested with authority to make, administer and interpret such rules and regulations as it deems necessary to administer the 2000 ESP Plan, and any determination, decision or action of the Employee Stock Plan Committee in connection with the construction, interpretation, administration or application of the 2000 ESP Plan is final and binding on all participants and all persons claiming under or through any participant.

    For each offering period, any person who is employed by the Company or any of the Company's subsidiaries designated by the Employee Stock Plan Committee, and who was employed on the 60th day preceding the first day of an offering period, will be eligible to participate in the 2000 ESP Plan for such offering period. An eligible employee may become a participant only by timely completing an election notice provided by the Company.

    The Employee Stock Plan Committee has the authority to establish the offering periods under the 2000 ESP Plan; provided that each offering period will have a term of not less than three months and not more than 12 months and that the first offering period will not begin before January 1, 2000, and the last offering period will end on or before December 31, 2002. On the first date of each offering period, a participant is granted an option to purchase a number of whole shares determined by dividing the amount to be withheld and applied for the offering period by the "option price" per share of Common Stock, provided that the maximum number of shares for which an option is granted to a participant with respect to any single offering period shall not exceed 200 shares for each full or partial month in the offering period. The "option price" is the lesser of (i) 85% of the closing price of the Common Stock on the New York Stock Exchange as of the first day of the offering period or (ii) 85% of the closing price of the Common Stock on the New York Stock Exchange as of the last day of the offering period. Payment for shares to be purchased under the Employee Stock Plan will be made by payroll deductions, but cannot exceed 10% of participants' annualized base pay.

    No participant will be granted an option (i) if, immediately after the grant, the participant would own stock and options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

    A participant may withdraw from the 2000 ESP Plan except that no withdrawal may be made during the calendar month in which the last day of the offering period occurs, or such later date as may be established by the Employee Stock Plan Committee. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made during that offering period. A participant's withdrawal will not have any effect upon his or her eligibility to participate in any similar plan which may be thereafter adopted by the Company or in any subsequent offering period. Upon termination of the participant's employment for any reason, the payroll deductions credited to the participant's 2000 ESP Plan account will be returned to the participant unless the participant's termination occurs during the calendar month in which the last day of the offering period occurs. In that event, the participant's account will be used to purchase shares of Common Stock on the last day of the offering period.

    Unless a participant gives written notice of withdrawal from the 2000 ESP Plan to the Company or the participant's payroll deductions are returned to the participant upon his or her termination of employment, the option to purchase shares during an offering period will be exercised automatically for the participant on the day on which the offering period terminates. Including the shares to be added by the amendment described above, the maximum number of shares available for sale under the 2000 ESP Plan is 1,500,000 and the maximum number of shares available for sale in each offering period shall be determined by the Employee Stock Plan Committee in its discretion. If the total number of shares for which options are to be exercised exceeds the number of shares then available under the 2000 ESP Plan for such offering period (as determined by the Employee Stock Plan Committee in its sole discretion), the Company shall make a pro rata allocation of the shares available. The shares to be sold to participants may, at the election of the Company, be either Treasury shares or shares originally issued for this purpose.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the 2000 ESP Plan may be assigned, transferred, pledged or otherwise disposed of by a participant. The Company may treat any such act as an election to withdraw funds. The participant shall have no interest in shares covered by an option until the option has been exercised.

    In the event that the outstanding shares of Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, the Employee Stock Plan Committee will make an appropriate adjustment to the number and kind of shares as to which outstanding options will be exercisable and to the option price. Further, subject to any required action by the stockholders, if the Company is a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Employee Stock Plan Committee in its discretion may declare (a) that all options granted under the 2000 ESP Plan are to be terminated after giving at least ten (10) days notice to holders of outstanding options, or (b) that any option granted under the 2000 ESP Plan shall pertain to and apply with appropriate adjustment to the securities of the resulting corporation to which a holder of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution and liquidation by the Board and stockholders of the Company shall cause every outstanding option to terminate on the fifteenth (15) day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization described in the previous sentence, the outstanding options shall be governed by and subject to the provisions of the preceding sentence.

    The Board of Directors of the Company may at any time terminate or amend the 2000 ESP Plan. No such termination can affect options previously granted, and no amendment can make any change in options theretofore granted which would adversely affect the rights of any participant. No amendment can be made prior to approval of the stockholders of the Company if such amendment would
(i) require the sale of more shares than are authorized under the 2000 ESP Plan or (ii) permit payroll deductions at a rate in excess of 10% of a participant's base pay.

    If the Company uses a designated broker to administer and hold in individual accounts the shares purchased by the participant and the Company cannot ascertain the whereabouts of a participant three years after the participant's last purchase, under specified circumstances the Company may mail a notice of pending action to the last known address of the participant. The Employee Stock Plan Committee may then cancel such account balance (including both shares and withholdings) if it is not claimed within three months after such notice. If the participant notifies the Company within one year of the date of the notice, the Company will deliver the number of shares (as adjusted to reflect any extraordinary corporate event or recapitalization) and together with any dividends or other accretions thereon and the amount of withholdings contained in such account so canceled to the participant.

    The amounts withheld from a participant's pay under the 2000 ESP Plan will be taxable income to the participant and must be included in the participant's gross income for federal income tax purposes in the year which such amounts otherwise would have been received.

    A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the 2000 ESP Plan depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the 2000 ESP Plan (other than any transfer resulting from death) within two years after the date on which the option to purchase such shares is granted to him ("Two-Year Period"), the participant must recognize ordinary income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares are exercised over (ii) the option price. The amount of "ordinary" income recognized by the participant will be added to the participant's basis in such shares. Any gain realized on a sale in excess of the participant's basis (after increasing such basis in such shares by the amount of the ordinary income recognized) will be taxed as capital gain, and any loss realized (after increasing such basis in such shares by the ordinary income recognized) will be a capital loss. Whether the capital gain or loss will be long-term or short-term will depend on how long the shares were held.

    If a participant sells or otherwise disposes shares acquired under the 2000 ESP Plan after holding such shares for the Two-Year Period or the participant dies, the participant or the participant's estate must include in ordinary income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date the option was granted over the option price, or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the option price. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant's basis in such shares. Any gain realized upon the sale or disposition in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

    The Company will not receive any income tax deduction as result of issuing shares pursuant to the 2000 ESP Plan, except upon sale or disposition of shares by a participant within the Two-Year Period. In such an event, the Company will be entitled to a deduction equal to the amount included as ordinary income to the participant with respect to the sale or disposition of such shares.

VOTE REQUIRED

    Approval of the amendment to the 2000 ESP Plan by stockholders requires the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock represented and entitled to vote at the Annual Meeting. Assuming the existence of a quorum, abstentions will be treated as a vote against the amendment to the 2000 ESP Plan, while Broker Non-Votes will be disregarded and will have no effect on the outcome of the vote.

    THE BOARD HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE 2000 ESP PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2000 ESP PLAN. SHARES OF STOCK REPRESENTED AT THE ANNUAL MEETING BY SIGNED BUT UNMARKED PROXIES WILL BE VOTED FOR THE AMENDMENT TO THE 2000 ESP PLAN.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, certain officers and persons who own more than 10% percent of the Common Stock to file reports of ownership and changes in ownership with the SEC and furnish copies of such reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that all persons who are required to comply with the Section 16(a) filing requirements with respect to the Common Stock have complied with such filing requirements on a timely basis, except Messrs. Bonderman, Coslet and Williams who filed their Form 3s approximately six months late, and Mr. McManis who filed a Form 4 for May 2000 approximately six days late.

                             ADDITIONAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

    The Company expects to retain Arthur Andersen LLP as its independent public accountants for the fiscal year ended September 30, 2001 upon written acceptance of an engagement letter, which is expected to occur no later than June 30, 2001. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended September 30, 2000. Representatives of such firm will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

ATTENDANCE

    Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Common Stock having evidence of such ownership, and guests of the Company.

STOCKHOLDER PROPOSALS

    In order to be included in the proxy statement and proxy card for the 2002 Annual Meeting, a stockholder proposal must be made in writing and received by the Company by the close of business on September 21, 2001. All stockholder proposals should be submitted by certified mail, return receipt requested, to the Secretary of the Company, 6950 Columbia Gateway Drive, Columbia, Maryland 21046.

OTHER BUSINESS

    Management does not know of any other matters that may properly come before the Annual Meeting other than those described above. If any other matter properly comes before the meeting, all properly executed proxies delivered pursuant to this solicitation will be voted on any such matters in the discretion of the Proxies.

                                          By Order of the Board of Directors,

                                          Mark S. Demilio
                                          SECRETARY

January 19, 2001
Columbia, Maryland

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                               ARTICLE I--PURPOSE

    The Audit Committee of Magellan Health Services, Inc. (the "Company") is a committee of the Company's Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing the Company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the Securities and Exchange Commission, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility and duty of the Audit Committee to provide an open avenue of communication between the Board of Directors on the one hand, and management, the internal auditors, and the independent accountants on the other.

                            ARTICLE II--ORGANIZATION

    SECTION 2.01 COMPOSITION. The Board of Directors shall appoint annually the Audit Committee members. The Audit Committee shall be composed at least three, but not more than five, directors. The Board of Directors shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Audit Committee and provide the Audit Committee with a written agenda for all meetings.

    SECTION 2.02 QUALIFICATIONS. Only independent directors may be members of the Audit Committee. At least one member of the Audit Committee shall have a background in financial reporting, accounting or auditing. An independent director is a director who:

    - is not and has not been employed in an executive capacity of the Company for at least five years prior to election to the Audit Committee;

    - is not, and is not affiliated with any firm that is, a significant advisor or consultant to the Company;

    - is not affiliated with a significant customer or supplier of the Company;

    - does not have a personal services contract with the Company;

    - is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and

    - is not a spouse, parent, sibling, child or in-law of any person described in (1) through (5) or of any member of management.

                     ARTICLE III--GENERAL RESPONSIBILITIES

    SECTION 3.01 AUTHORITY AND POWERS. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Audit Committee is empowered and authorized to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Audit Committee shall perform such other functions assigned by law, the Company's charter or bylaws, or the Board of Directors.

    SECTION 3.02 MEETINGS. The Audit Committee shall meet at least 4 times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

    SECTION 3.03 REPORTS. The actions of the Audit Committee shall be reported to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

    SECTION 3.04 CHARTER. The Audit Committee shall review and update the Audit Committee's charter and recommend to the Board of Directors any amendment to the Charter.

    SECTION 3.05 EXECUTIVE SESSIONS. The Audit Committee shall meet with the director of internal audit, the independent accountants, and management in separate executive sessions to discuss any matters that the Audit Committee or any member of any of these groups believe should be discussed privately with the Audit Committee.

               ARTICLE IV--INTERNAL CONTROLS AND RISK ASSESSMENT

    SECTION 4.01 PROCESSES. The Audit Committee shall review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. The Audit Committee shall discuss with management, the Company's independent public accountants, and the director of internal audit, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

    SECTION 4.02 INTERNAL CONTROLS. The Audit Committee shall consider and review with management, the independent accountants and the director of internal auditing:

    - The effectiveness of or weaknesses in the Company's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

    - Any related significant findings and recommendations of the independent accountants and/or the internal auditors together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

    SECTION 4.03 REVIEW OF CONTROLS IN AUDITS. The Audit Committee shall review with the director of internal audit and the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

                         ARTICLE V--FINANCIAL REPORTING

    SECTION 5.01 FILINGS AND REPORTS. The Audit Committee shall review filings with the SEC and other agencies and other published documents containing the Company's financial statements, including annual and interim reports, press releases and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

    SECTION 5.02 ANNUAL REVIEW. The Audit Committee shall review with management and, separately, with the independent accountants at the completion of the annual audit:

    - The Company's annual financial statements and related footnotes.

    - The independent accountants' audit of the financial statements and related report thereon.

    - Any significant changes required in the independent accountants' audit plan.

    - Any significant difficulties or disputes with management encountered during the course of the audit.

    - The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, and the Company's accounting principles.

    - The overall quality of the Company's financial reporting.

    - Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

    SECTION 5.03 RISK ASSESSMENT. The Audit Committee shall assess the Company's internal processes for determining and managing key financial statement risk areas.

    SECTION 5.04 QUARTERLY REVIEW. The Audit Committee shall review with management, the internal auditors and the independent accountants the interim financial statements of the Company. The Audit Committee shall review the significant estimates and judgments underlying the financial statements, including the rationale behind those estimates and the details on material accruals and reserves, and determine the appropriateness and consistency of the methodology used to make such estimates and judgments.

                          ARTICLE VI--EXTERNAL AUDITOR

    SECTION 6.01 ENGAGEMENT. The Audit Committee shall determine and recommend to the board of directors the independent accountants to be nominated and the compensation of the independent accountants. The Audit Committee shall review and recommend to the board of directors the discharge of the independent accountants. As part of the selection and review process the Audit Committee shall confirm and assure the independence of the independent accountants, including a review of the nature of all services and related fees provided by the independent accountants.

    SECTION 6.02 SCOPE OF AUDIT. The Audit Committee shall review the scope and approach of the annual audit with the independent accountants.

    SECTION 6.03 COMMUNICATIONS. The independent accountants shall be instructed by the Audit Committee to communicate and report directly to the Audit Committee any serious difficulties or disputes with management. The Audit Committee shall review the external auditors' identification of issues and business and financial risks and exposures.

                         ARTICLE VII--INTERNAL AUDITOR

    SECTION 7.01 SELECTION. The Audit Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit or the engagement, replacement or dismissal of an accounting firm in the event the function is outsourced. In the event the function is outsourced, the Audit Committee shall meet with the engagement partner (who shall be deemed the "director of internal audit" for purposes of this Charter). As part of the hiring or engagement process and from time to time thereafter, the Audit Committee shall confirm and ensure the independence of the internal auditors and the open avenue of communication between the internal auditors and the Audit Committee.

    SECTION 7.02 SCOPE. Consider, in consultation with the director of internal audit, the audit scope and role of the internal auditors, including a review and evaluation of the scope, risk assessment and nature of the internal auditors' plan and any subsequent changes. The Audit Committee shall determine whether or not the internal auditors' plan is sufficiently linked to the Company's overall business objectives and management's success and risk factors.

    SECTION 7.03 REVIEWS. Consider and review with management and, separately, with the director of internal audit:

    - Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

    - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

    - Any changes required in the planned scope of their audit plan.

    - The internal auditing department budget and staffing.

    - The internal auditing department charter.

                            ARTICLE VIII--COMPLIANCE

    SECTION 8.01 COMPLIANCE PROGRAMS. The Audit Committee shall ascertain whether the Company has an effective process for ensuring compliance with and determining risks and exposures from applicable laws and regulations and contracts, monitoring contracts to identify risks and exposures and a process for detecting and responding to any noncompliance.

    SECTION 8.02 LEGAL REVIEW. The Audit Committee shall review with the Company's general counsel and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

    SECTION 8.02 CODES OF ETHICAL CONDUCT. The Audit Committee shall review and assess the Company's processes for administering a code of ethical conduct; review with the director of internal audit and the independent accountants the results of their review of the Company's monitoring of compliance with the Company's code of conduct, including compliance with the Foreign Corrupt Practices Act; and review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.

                                                                      APPENDIX B

                              AMENDMENT NUMBER ONE
                                     TO THE
                         MAGELLAN HEALTH SERVICES, INC.
                   2000 LONG-TERM INCENTIVE COMPENSATION PLAN

    Pursuant to the powers of amendment reserved in Article XVIII of the Magellan Health Services, Inc. 2000 Long-Term Incentive Compensation Plan (the "Plan"), Magellan Health Services, Inc. hereby amends the Plan as follows:

                                       1.

    Article I of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                                   "ARTICLE I
                                    PURPOSE

        The purpose of the 2000 Long-Term Incentive Compensation Plan is to promote the long-term viability and financial success of Magellan Health Services, Inc. (the "Company") and its Affiliates. The Plan is designed to enable key employees, non-employee members of the Board and consultants to acquire or increase a proprietary interest in the Company."

                                       2.

    Section 2.18 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "'Participant' means any key employee, non-employee member of the Board or consultant of the Company or of an Affiliate, including any key employee who is a member of the Board, who satisfies the requirements of
       Article V of the Plan."

                                       3.

       Section 4.01 of the Plan hereby is amended to add the following sentence at the end thereof:

       "Notwithstanding any provisions of this Section 4.01 to the contrary, and subject to limits on individual Awards set forth herein, the maximum number of shares of Common Stock available for Awards under the Plan to non-employee members of the Board shall be one hundred twenty thousand (120,000)."

                                       4.

        Article V of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                                   "ARTICLE V
                                  ELIGIBILITY

        Key employees, non-employee members of the Board and consultants of the Company or of any Affiliate are eligible to receive Awards under the Plan. An individual may receive more than one Award. The selection of Participants under the Plan shall be made by the Committee in the exercise of its sole discretion. With respect to the selection of eligible key employees, the Committee shall base such selection on the employees' job responsibilities and present and potential contributions to the success of the Company and its Affiliates."

                                       5.

    Article VI of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

                                  "ARTICLE VI
                                GRANT OF AWARDS

        The Committee may, from time to time, grant Awards to one or more persons eligible for Awards under the provisions of Article V. In determining the size of Awards, the Committee shall take into account a Participant's areas of responsibilities, his or her performance, potential and level and form of compensation, the Fair Market Value at the time of the Award and such other considerations as the Committee deems appropriate."

                                       6.

    The first sentence of Section 7.01 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "One or more options may be granted to any persons eligible for Awards under the provisions of Article V."

                                       7.

    Section 7.02 of the Plan hereby is amended by adding the following new sentence at the end thereof:

       "Notwithstanding any provisions of this Section 7.02 to the contrary, "incentive stock options" may be granted only to employees of the Company or of any Affiliate."

                                       8.

    Section 7.08(ii) of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

    "(ii) TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP.

    "(a) DEATH, DISABILITY, OR RETIREMENT. Except as otherwise provided in a
       Participant's Agreement, in the event of a Participant's death or Disability, Options shall become exercisable according to the terms of the Agreement. In the event of the Retirement of a Participant who is an employee of the Company or of an Affiliate, the Committee may accelerate the exercisability of Options.

    "(b) OTHER THAN DEATH, DISABILITY, OR RETIREMENT. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following either the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates, for reason other than death, Disability or Retirement. Such provisions shall be determined in the sole discretion of the Board, shall be included in the Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article VII and may reflect distinctions based on the reasons for such termination or cessation."

                                       9.

    The title of Section 8.04 and Section 8.04 (ii) and (iii) of the Plan hereby are amended by deleting the same in their entirety and by substituting the following therefor:

    "TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP.

    "(ii) RETIREMENT. In the event of the Retirement of a Participant who is an employee, the Committee may terminate any remaining restrictions on Restricted Stock.

    "(iii) OTHER THAN DEATH, DISABILITY OR RETIREMENT. Unless otherwise provided by the Committee in a Participant's Agreement, in the event of the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates, for reason other than death, Disability or Retirement, prior to the lapse of all restrictions applicable to Restricted Stock awarded to such Participant, the shares of Restricted Stock awarded to the Participant shall be forfeited to the Company, as of the effective date of such termination or cessation. With respect to Participants who are employees, the Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed a termination of employment."

                                      10.

    Section 9.07 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following either the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with Participants, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan and may reflect distinctions based on the reasons for such termination or cessation."

                                      11.

    Section 10.04 of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP. Each Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to any outstanding Performance Shares or Performance Units following either the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement entered into with Participants, need not be uniform among all Performance Shares and Performance Units issued pursuant to the Plan and may reflect distinctions based on the reasons for such termination or cessation."

                                      12.

    The second sentence of Article XI of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "Each grant of Dividend Units shall be evidenced by an Agreement that shall specify the terms and conditions applicable to such Award, including the treatment of such Award upon either the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates."

                                      13.

    The title of Section 12.05 and the first paragraph of Section 12.05(i) of the Plan hereby are amended by deleting the same in their entirety and by substituting the following therefor:

    "TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP.

       "(i) TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP DUE TO DEATH, DISABILITY OR RETIREMENT. Unless determined otherwise by the Committee, in the event of the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates, for reason of death, Disability or Retirement during a Plan Year, the Participant shall receive a payout of the Incentive Awards which is prorated, as specified by the Committee in its discretion."

                                      14.

    Section 12.05(ii) of the Plan hereby is amended by deleting the same in its entirety and by substituting the following therefor:

       "(ii) TERMINATION OF EMPLOYMENT OR CESSATION OF RELATIONSHIP FOR OTHER REASONS. In the event of the termination of the Participant's employment with the Company or any Affiliate or, if the Participant is not an employee, the cessation of the Participant's relationship with the Company and its Affiliates, for any reason other than those reasons set forth in Section 12.05(i) herein, all Incentive Awards shall be forfeited by the participant to the Company unless determined otherwise by the Committee."

                                      15.

    Subject to the approval of the Company's stockholders, the effective date of this Amendment Number One to the Plan shall be December 7, 2000.

                                                                      APPENDIX C

                              AMENDMENT NUMBER ONE
                                     TO THE
                         MAGELLAN HEALTH SERVICES, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

    Pursuant to the powers of amendment reserved in Section 18 of the Magellan Health Services, Inc. 2000 Employee Stock Purchase Plan (the "Plan"), Magellan Health Services, Inc. hereby amends the Plan as follows:

                                       1.

    Section 12 of the Plan hereby is amended by deleting the second sentence thereof in its entirety and by substituting the following therefor:

        "The maximum number of shares that shall be made available for sale under the Plan shall be 1,500,000 shares, and the maximum number of shares available for sale in each Offering Period shall be determined by the Committee in its sole discretion, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 17."

                                       2.

    This Amendment Number One shall be effective as of April 1, 2001.

                                     [LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS

                             THE HARBOR COURT HOTEL
                                550 LIGHT STREET
                              BALTIMORE, MARYLAND

                               FEBRUARY 21, 2001
                                   10:00 A.M.

                         MAGELLAN HEALTH SERVICES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 21, 2001

    The undersigned appoints HENRY T. HARBIN and MARK S. DEMILIO, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of Common Stock of Magellan Health Services, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held on February 21, 2001, at 10:00 a.m., local time, at The Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21203, and at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the Annual Meeting. The proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as designated below, and in their discretion on such other business as may properly come before the meeting or any adjournment thereof.


1.  ELECTION OF DIRECTORS                                          / / FOR All Nominees Listed
                                                                       Below
                                                                   / / WITHHOLD AUTHORITY to Vote
                                                                       For All Nominees Listed
                                                                       Below:

        G. FRED DIBONA, JR., ANDRE C. DIMITRIADIS, A. D. FRAZIER, JR., ROBERT W. MILLER
  TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE THE NAME OF SUCH NOMINEE(S) ON THE LINE
                                              BELOW:

                                                     (CONTINUED ON REVERSE SIDE)


2.  PROPOSAL TO AMEND THE MAGELLAN HEALTH SER-                     / / FOR
    VICES, INC. 2000 LONG-TERM INCENTIVE COMPENSATION PLAN         / / AGAINST
                                                                   / / ABSTAIN

3.  PROPOSAL TO AMEND THE MAGELLAN HEALTH SER-                     / / FOR
    VICES, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN                  / / AGAINST
                                                                   / / ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

                                                 DATED ___________________, 2001
                                                 _______________________________
                                                 _______________________________
                                                 Signature of Stockholder

                                                 Please sign exactly as your
                                                 name or names appear hereon.
                                                 Where more than one owner is
                                                 shown, each should sign.
                                                 Persons signing in a fiduciary
                                                 or representative capacity
                                                 should give full title. If this
                                                 proxy is submitted by a
                                                 corporation, please sign in
                                                 full corporate name by an
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope.